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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Randall's Food Markets, Inc. on From S-4 of our report dated August 15, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/__DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas

September 10, 1997